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                                                                   EXHIBIT 10.29
                        DIGITAL TELEVISION SERVICES, INC.
                      880 Holcomb Bridge Road, Bldg. C-200
                                Roswell, GA 30076

                                October 10, 1997

Earle A. MacKenzie
3420 Aubusson Trace
Alpharetta, GA 30022

RE:      LETTER AGREEMENT AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. MacKenzie:

         The purpose of this letter is to effect certain amendments to that certain employment agreement executed and effective the 24th day of March, 1997, by and between you and DTS Management, LLC ("Management") (the "Employment Agreement") as agreed by the Board of Managers of Management on October 2, 1997. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Employment Agreement.


Background

         DBS Holdings, L.P. (a Delaware limited partnership) was formed on January 30, 1996 with Columbia DBS, Inc. as general partner and Columbia DBS Investors, L.P. as limited partner. On November 19, 1996 DBS Holdings, L.P. was converted by filing into Columbia DBS Holdings, LLC, a Delaware limited liability company. On January 31, 1997 Columbia DBS Holdings, LLC changed its name to Digital Television Services, LLC (the "Company"). In connection with the sale of Class A Units of the Company to certain persons on February 10, 1997, as of the same date, the Company created four classes of Units of interest: Classes A through D. Up to 180,000 Class D Units were issuable pursuant to a certain Employee Unit Plan of the Company.

         On March 24, 1997 the Company awarded 45,000 Class D Units to you subject to certain vesting and other conditions, and on April 2, 1997 you filed with the Internal Revenue Service a Section 83(b) Election with respect to such Units.

         On October 10, 1997 the Company converted into a corporation named Digital Television Services, Inc. (the "Corporation") pursuant to a "Preferred Stock Corporate Conversion" as defined in the limited liability company agreement of the Company (the "Corporate Conversion"). Pursuant to the Corporate Conversion your 45,000 Class D Units were converted into a warrant to purchase 45,000 shares of common stock of the Corporation, par value $0.01 per share (the "Common Stock") for $22.50 per share, which pursuant to a warrant agreement ("Warrant Agreement") is subject to certain vesting and other conditions.

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Earle A. MacKenzie
Letter Agreement Amendment to Employment Agreement
October 10, 1997
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         Effective October 10, 1997, you were awarded incentive stock options
("ISOs") to purchase 10,000 shares of the Corporation's Common Stock pursuant to the Corporation's 1997 Stock Option Plan and related ISO agreement (collectively, the "ISO Agreement"), which ISOs are subject to certain vesting and other conditions.

Amendments to Employment Agreement

         The following amendments shall be made to the Employment Agreement, effective as of October 10, 1997:

I.       GENERAL AMENDMENT.

         Effective October 10, 1997, the Executive shall be employed by the Corporation as its Vice President and Chief Operating Officer, and references in the Employment Agreement to the "Company" shall mean the Corporation and references to the "Board" shall mean the board of directors of the Corporation.

II. THE EMPLOYMENT AGREEMENT SHALL BE AMENDED BY ADDING A NEW SECTION 30 THERETO AS FOLLOWS:

         30. Special Severance Arrangements. Notwithstanding any other provision of this Employment Agreement, and notwithstanding any other agreement or understanding, the following provisions shall apply:

         a. The Corporation may terminate the Executive at any time, with or without Cause, and the Executive may resign at any time, with or without Good Reason (as defined below).

         b. In the event the Executive dies or becomes disabled (as determined by the Board in the reasonable exercise of its discretion), the Executive shall continue to receive his salary and benefits through the end of the Term. In the event the Executive is terminated for Cause, Section 7 shall apply. Except as provided in the following sentence, if the Executive voluntarily resigns prior to the end of the Term, the Corporation and the Group shall be relieved of all further obligations under the Employment Agreement. In the event the Executive is terminated by the Corporation without Cause, resigns for Good Reason (as defined below in Section 31(c)), or resigns for any reason within one year following a Change of Control (as defined below in Section 31(b)), or if the Corporation gives notice to the Executive of non-renewal of the Executive's Employment Agreement, as of the effective date of the earliest to occur of any such event of termination of employment the Executive shall be entitled to receive severance payments from the Corporation or its successor equal in the aggregate to 18 months' base salary (defined below)
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Earle A. MacKenzie
Letter Agreement Amendment to Employment Agreement
October 10, 1997
Page 3


payable no less frequently than monthly beginning within one month following such termination.

         c. Notwithstanding the provisions of Section 30(b) above, if the effective date of such termination occurs after the date that is the later of
(i) one year following a Change of Control (as defined below in Section 31(b)) and (ii) March 23, 1999, then the aggregate severance payments shall be equal to 12 months' base salary rather than 18 months' base salary.

         d. For purposes of this Section 30, "base salary" shall be the Executive's base salary determined as of the effective date of the applicable event of termination of employment.

III. THE EMPLOYMENT AGREEMENT SHALL BE AMENDED BY ADDING A NEW SECTION 31 THERETO AS FOLLOWS:

         31. Special Warrant and ISO Vesting Provisions. Notwithstanding any other provision of this Employment Agreement, the Warrant Agreement or the ISO Agreement and notwithstanding any other agreement or understanding, the following provisions shall apply:

         a. Termination by Corporation Without Cause. In the event of termination by the Corporation of employment of the Executive without Cause (including notice by the Corporation of non-renewal of the Executive's Employment Agreement) the Warrant and the ISOs shall become fully vested.

         b. Voluntary Resignation within One Year of Change of Control. In the event of the voluntary resignation of the Executive within one year following a "Change of Control" (as defined below), 50% of the portion of the Warrant and 50% of the ISOs that remain unvested at the effective time and date of such resignation shall become fully vested, and the balance of the unvested portion shall be forfeited; provided, however, that if such voluntary resignation was prompted by the fact that Cause existed for the Corporation's termination of the Executive, then 100% of such unvested portion of the Warrant shall be forfeited. "Change of Control" for purposes of this Section 31 shall be deemed to occur if any person or group (other than those persons who, as of October 10, 1997, were existing stockholders, directly or indirectly, of the Corporation or holders, directly or indirectly, of warrants or options to purchase stock of the Corporation) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of 50% or more of the total voting power of the outstanding equity securities of the Corporation.

         c. Voluntary Resignation With Good Reason. In the event of a resignation by the Executive with "Good Reason," the Warrant and the ISOs shall become fully vested. For this purpose "Good Reason" shall mean a material reduction in the responsibilities or authority of the Executive with respect to the Corporation's business from the Executive's responsibilities and authority as they existed on October 10, 1997, or the requirement that the Executive perform the

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Earle A. MacKenzie
Letter Agreement Amendment to Employment Agreement
October 10, 1997
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material duties and responsibilities for the Corporation from a location outside the metropolitan Atlanta, Georgia area.

IV.      CONTINUED EFFECT OF EMPLOYMENT AGREEMENT; EFFECTIVE DATE.

         Except as set forth herein, the Employment Agreement shall continue in full force and effect. The effective date of this amendment is October 10, 1997.

SHAREHOLDER APPROVAL EXCEPTION TO GOLDEN PARACHUTE PAYMENT

         Pursuant to Internal Revenue Code Section 280G(b)(5) and Prop. Treas. Reg. Section 1.280G-1, Q&A-7, the right to receive or retain compensation payable or paid pursuant the changes effected by this letter agreement is contingent upon the approval by a separate vote (or consent without meeting) of persons who owned more than 75% of the voting power of outstanding stock of the Corporation; for this purpose, ownership of stock shall be determined immediately before any change in ownership or control of the Corporation (or change in the ownership of a substantial portion of the assets of the Corporation) that could result either in (A) such compensation being nondeductible for federal income tax purposes as an excess parachute payment under Code Section 280G or (B) imposition on the person receiving an excess parachute payment of a 20% tax on such payment under Code Section 4999.


                           [Execution Pages Attached]


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Earle A. MacKenzie
Letter Agreement Amendment to Employment Agreement
October 10, 1997
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         This instrument may be executed (whether by facsimile or in original)
in more than one counterpart, all of which taken together shall constitute one and the same instrument.

                                           Very truly yours,


                                           DIGITAL TELEVISION SERVICES, INC.

                                           By:    ______________________________
                                           Name: _____________________________
                                           Title: ____________________________


                                           DTS MANAGEMENT, LLC

                                           By:    ______________________________
                                           Name: _____________________________
                                           Title: ____________________________


ACCEPTED AND AGREED:


-----------------------------------
EARLE A. MACKENZIE

Date: _____________________________